04-Aug-2020
LCI Industries (LCII)
Q2 2020 Earnings Call

CORPORATE PARTICIPANTS

Victoria Sivrais
Partner, Clermont Partners, LLC
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

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OTHER PARTICIPANTS

Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
Brian Biros
Analyst, Thompson Research Group
Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Frederick Wightman
Analyst, Wolfe Research, LLC

Mark Jordan
Analyst, Jefferies LLC
Shawn Collins
Analyst, Citi Research
Brandon Rollé
Analyst, Northcoast Research Partners LLC
Steve M. O'Hara
Analyst, Sidoti & Co. LLC

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MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by, and welcome to the Q2 2020 LCI Industries Earnings Conference Call. At this time, all participants are in a listen-only mode. And after the speakers' presentation, there'll be a question-and-answer session. [Operator Instructions] I'd now like to hand the conference over to Victoria Sivrais. Please go ahead.
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Victoria Sivrais
Partner, Clermont Partners, LLC
Good morning, everyone, and welcome to LCI Industries' second quarter 2020 conference call. I'm joined on the call today by members of LCI's management team, including Jason Lippert, President, CEO and Director; and Brian Hall, Executive Vice President and CFO. Management will be discussing their results in just a moment.

But, first, I'd like to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which would cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in the company's earnings release and in its Form 10-Q and its other filings with the SEC. The company disclaims any obligations or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good morning, everyone, and welcome to LCI's second quarter 2020 earnings call. We delivered better than expected results in the second quarter despite suspended production at the majority of our facilities across the US and Europe due to COVID-19 for the first five weeks of the quarter.

As we resumed production in early May, retail demand recovered rapidly, driven by increased demand for RVs and outdoor recreational products as consumers sought safe alternatives to traditional vacations and getaways. This rebound in retail demand allowed us to deliver strong results in the second quarter, including record high revenue in the months of June and July, as well as a profitable and cash flow positive quarter.

Revenues for the quarter were down 16% to $526 million compared to the prior period, driven largely by production shutdowns in the beginning of the quarter. That said, the strong recovery in retail demand and RV in adjacent markets in the latter half of the quarter, combined with the exceptional growth in our aftermarket and international businesses helped to offset this decline.

There's little doubt that RVs and boats have become the 2020 summer go-to vehicles of choice. The long-term fundamentals of the RV and boating industries remain strong, and the need for consumers to find safe alternative outdoor activities and vacation options that also allow for social distancing is likely not going away anytime soon.

While a recent report from AAA said 97% of American vacations will consist of a road trip this year. Many people are hesitant to stop off at rest rooms, hotels and even restaurants while on the road. With an RV, all of these amenities are made available in the vehicle, providing both safety and convenience that consumers are looking for.

The addition of current travel restrictions, along with favorable gasoline prices and low interest rates for consumer financing, have led many people to make the decision to start using RVs, with a solid uptick of first-time RV buyers in recent months. To highlight this trend, a recent RVIA survey reported that 46 million Americans said they'll likely take an RV road trip over the next 12 months, an incredible and encouraging statistic for us.

Leveraging our reputation for high quality innovative products, we are confident that we'll be able to capture significant amount of this demand as people are increasingly drawn into the RV lifestyle in both the near term and beyond. As a result of the temporary production shutdowns and weaker consumer demand at the start of the quarter, RV OEM sales were down 38% year-over-year to $237 million for the quarter.

We've been more than encouraged by the recovery in retail demand with RV sales in June up 17% year-over-year for LCI. Our run rates in June and July would place us at an all-time high output rate for 2020. And in addition, these were the two biggest revenue months ever in company history, with July 2020 sales over 53% higher than July 2019.

On the wholesale side, OEMs are adding capacity to keep up with increased demand and are reopening facilities that had been closed prior to the outbreak of coronavirus. Despite operating in a lower production environment in the beginning of the quarter, content per towable RV adjusted to remove Furrion sales from prior periods increased 4% year-over-year to $3,371. Our sustained content increase in towable RVs is driven by continued new product innovation and market share gains. Content per motorhome RV decreased 4% year-over-year to
$2,308, driven by a shift in wholesale mix towards smaller entry-level Class C units.

Our diversification strategy continues to gain momentum as our adjacent aftermarket and international markets grew altogether during the quarter. On a combined basis, these markets now make up more than 48% of our trailing 12-month sales, keeping us on track to reach our target of having these markets make up 60% of our total revenue by 2022.

The continued execution on the strategy through both acquisitions and organic growth, positions LCI to outperform the broader RV industry even in challenging market conditions like this last quarter. We remain focused on further advancing our diversification strategy and developing our leading positions in markets outside of RV OEM to drive incremental growth. As part of our long-term diversification strategy, we work towards strengthening our business across various adjacent markets.

Revenue in our adjacent market category for the second quarter declined 23% year-over-year to $131 million, driven by the temporary production shutdowns in marine, which resumed production in the latter half of April and early May. Marine, which has benefited from the same secular trends driving demand for RVs, is a focused area of growth both organically and through acquisitions as we strengthen our presence in this market.

The integration of the SureShade acquisition brand of electric marine awnings and biminis is also progressing as planned. As a predominant player in North America and Europe for marine shade solutions, this will be a substantial growth opportunity for LCI going forward, as shade solutions on all types of boat continue to become more popular and standard on a majority of boat types.

For the second consecutive quarter, revenues in our aftermarket segment more than doubled year-over-year. Total revenue in aftermarket grew to $158 million, up 109% year-over-year, primarily driven by our acquisition in late 2019 of the CURT Group. We're very pleased with the integration of CURT to date. CURT had an all-time high sales in June and July, selling a record number of hitches and is continuing to gain market share with its exposure to a wide variety of products.

CURT's extensive dealer and distribution channels and innovative product portfolio, which includes products like BetterWeigh, RockerBall and Echo continue to generate new cross-selling opportunities and will help support further growth in the aftermarket. Our RV and marine will continue to grow share in many different categories as well.

The counter-cyclicality of the aftermarket business, underscored by its steady growth since the outbreak of COVID-19, has proven to be a key competitive advantage for LCI as it mitigates the cyclical impact of our exposure to our OEM businesses. As a result of consumers taking to the outdoors in unprecedented numbers, there has been a subsequent increase in demand for aftermarket parts.

Our international business also grew substantially, with sales rising for the quarter 40% year-over-year to $44 million. Polyplastic, a premier manufacturer of acrylic window products that we acquired in January of this year, was one of the handful of business units that continued to operate without significant disruption to production from COVID-19. In a normal operating environment, Polyplastic primarily manufactures windows for the European caravan industry.

However, there was an increase in demand for acrylic panels as stores worldwide needed acrylic separators that registers to serve as protective barriers between cashiers and customers. As a result, Polyplastic was able to dedicate some of its acrylic production specifically toward COVID-related uses.

Despite this near-term impact, these operations are now growing above their pre-COVID levels. And we remain confident in the outlook for marine, rail and caravan markets in Europe and our positioning in these spaces as we work towards further integrating our latest acquisitions Polyplastic, Lewmar Marine, Lavet, Femto and Ciesse.

After implementing temporary suspensions in production at the majority of our facilities at the end of the first quarter, our plants have been operating above pre-COVID levels since late May. The health and safety of our team members has remained our top priority, and we have implemented heightened cleaning and sanitization protocols across our manufacturing sites to help ensure our team member safety.

Our teams have done a fantastic job executing on areas within our control. These efforts have showcased our agility as an organization as we quickly and effectively shut down and restarted production, which we then ramped to exceed pre-COVID production levels to meet record demand for product.

We have continued to manage our supply chain and manufacturing extremely well, delivering quality products to customers with minimal disruption while some other suppliers in the space have struggled the gain footing creating an opportunity for us to really gain market share.

I am incredibly proud of our team for the unbelievable communication, dedication and execution exhibited during one of the toughest periods in our company's history. To come out of this crisis like we did is an exceptional testimony of the leadership displayed by the men and women leading our teams. Our success in this very tough time further highlights LCI's strong culture and leadership models. And we feel strongly that our teams were able to maintain solid communication and navigate through the pandemic due to the consistency of our values and leadership.

While many companies froze during this time, our leaders reached out weekly to our thousands of team members to keep them aware of each step we were taking as we brought operations back online. The years we have spent developing our culture, values and leadership have been the sole reason we were able to quickly get our production up and running as effectively as we did as demand rose to record levels.

We are maintaining constant touch points with our OEM and dealer partners to ensure we can continue to react quickly to the changing environment and stay ahead of the curve. In addition, continued success with operational excellence initiatives has helped us achieve profitability far beyond our expectations for the quarter, enabling us to drive efficiencies while we work to meet these increased demand levels.

We are continuing to turbocharge automation opportunities as we executed and finalized a large window project over the quarter. Additionally, we have many continuous improvement projects going on as well as labor initiatives to help with the quality and labor challenges that come with an all-time high demand environment.

Our R&D expertise and innovation is a critical piece of our long-term growth strategy, also serving as a key competitive differentiator for LCI as new consumers increasingly look for innovative products to meet a variety of needs. While we are operating in unprecedented environment, we will continue to invest in technology and develop new industry-leading products as well as new features to existing products to drive market share and content growth.

Our OneControl technology is becoming more frequently requested and adopted among consumers and it's poised for continued growth. We also see more OEMs adopting our push-button upgrades as more consumers shift from manual to electric jacks and other manual to electric products. We're also excited to announce the upcoming launch of our newest product, a tire pressure management system called Tire Linc. This product has the potential to improve safety across the RV space due to its ability to alert the RV owner about temperature and air pressure similar to current auto technology.

Since 2008, automobiles have been mandated to have a standardized tire pressure management system. But today, there is no similar regulation in place for RVs. This is an important safety feature that we believe should be a requirement on all RVs and which we are working alongside our OEM partners to standardize.

Our R&D teams are also working on further innovations for windows, shade systems and awnings, not to mention the many new developments within the CURT Group. After aggressively executing on acquisitions in 2019, we've spent the first half of 2020 focused on integrating these new businesses and paying down debt. Since then, we've been able to generate solid cash flow to enhance our already strong financial position.

While we're beginning to resume conversations around our current acquisition pipeline and remain open to small and strategic tuck-in acquisitions, our priorities continue to center on integrating and realizing new synergies from recent acquisitions, continuing to pay down debt and preserving cash.

In closing, I want to thank all of our LCI team members once again for rising to the occasion this quarter and stepping up in a way we never could have anticipated, navigating what turned out to be the most challenging environment in our company's history, and tackling unprecedented challenges while also driving the business forward.

I will now turn to Brian Hall, our CFO, to discuss in more detail our second quarter financial results.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thank you, Jason, and good morning, everyone. Our consolidated net sales for the second quarter decreased 16% to $526 million compared to the prior year. The decrease in year-over-year net sales was driven by the impact of temporary production shutdowns in response to the COVID-19 pandemic, partially offset by strong growth in the company's aftermarket and international markets as well as a recovery in RV OEM retail demand.

Q2 2020 sales to RV OEMs declined 38% compared to the prior year as a result of the previously mentioned production shutdowns in April. But demand for RVs quickly accelerated, resulting in record sales months in June and July.

In an effort to provide additional color during these unusual times, North American RV sales declined 99% year- over-year in the month of April, while May sales declined 32%, and June concluded with an increase of 17% year- over-year. Content per towable RV unit increased 4% to $3,371 and content per motorized unit decreased 4% to
$2,308 compared to the prior year, excluding the impact of Furrion in 2019.

The content increase in towables was driven by organic growth and new product introductions, partially offset by the increased demand for entry-level products, which traditionally have less content per unit. The content decrease in motorized units was the result of the continued trend of wholesale mix shifting to smaller units.

Product innovation remains a critical part of our strategy as we look to further introduce leading-edge products that add value for our customers and help to drive content growth targeted in the range of 3% to 5% for towable RVs.

Q2 2020 sales to adjacent markets declined 23% to $131 million compared to the prior year, primarily due to the production shutdowns in marine and other adjacent businesses at the start of the quarter. Sales to North American adjacent industries, which represents 83% of our adjacent industry sales, declined 30% while sales to international adjacent industries increased 67%, primarily driven through our recent acquisitions in the space. The same trend driving demand for RVs have led to improved retail demand in marine, which has helped offset the decline in the adjacent markets.

Aftermarket segment sales increased 109% to $158 million in the second quarter compared to the prior year. While international sales increased 40% to $44 million. The increases in aftermarket and international sales were also primarily driven by revenues from recent acquisitions, which contributed $103 million towards total sales during the quarter as we continue to drive our diversification strategy forward.

As we have previously mentioned, aftermarket performed very well during the entire quarter. Excluding the impact of acquisitions, sales only declined 44% during the month of April, increased 7% during May and then concluded the quarter up 52% during the month of June.

Operating margins were 4% for the second quarter, decreasing roughly 640 basis points from the second quarter of 2019, primarily driven by the impact of disruptions from shutting down production. During the quarter, our team worked diligently to overcome a tough operating environment in April, and we look to continue to advance operational excellence, initiatives and identify new opportunities to drive margin expansion in the second half of the year. The quarter concluded with margins improving over the prior year, driven by strong gross margin improvement as a result of fixed cost leverage and labor efficiencies.

Selling, general and administrative expenses were $108 million during the quarter, slightly higher than previous guidance as a result of additional SG&A costs from acquisitions, including CURT warehousing costs, intangible asset amortization and engineering costs, partially offset by a decrease in organic SG&A costs. We anticipate SG&A costs in the third quarter to be between $115 million and $120 million.

Adjusted EBITDA decreased 46% to $45.6 million for the quarter. This decline was driven by the weaker demand environment at the start of the quarter and temporary production shutdowns related to COVID-19. Non-cash, depreciation and amortization was $24.2 million for the second quarter, while non-cash stock-based compensation was $7.4 million.

GAAP net income in Q2 2020 was $13.2 million or $0.52 per share compared to $47.5 million or $1.89 per share in Q2 2019, partially due to the year-over-year decline in net sales. Adjusted net income for Q2 2020 was $13.7 million or $0.54 per diluted share.

For the six months ended June 30, 2020, cash generated from operating activities was $102 million. $95 million was used for business acquisitions and $15 million for capital expenditures and $33 million was returned to shareholders in the form of dividends.

We are operating with a strong balance sheet as we continue to pay down debt and generate strong cash flow, maintaining available borrowings of $251 million under our current credit facility. At the end of the second quarter, cash and cash equivalents totaled $62 million, up from $35 million at the beginning of the year. As of July 31, 2020, we maintained a total liquidity position of $272 million, enhanced by the strategic cost management actions we put into place during the quarter to mitigate the impact of COVID-19.

For the full year 2020, we are targeting capital expenditures between $40 million and $50 million as we continue to delay non-essential expenditures in the wake of uncertainty around COVID-19. At the end of the second quarter, we had outstanding net debt position of $640 million and remain in compliance with our debt covenants. As a reminder, we have no significant debt maturities until 2022. Currently, our leverage position relative to pro forma EBITDA, which includes the EBITDA of acquisitions, stands at just under 2.3 times. And we will continue to prioritize paying down debt as we work towards meeting our long-term leverage target of 1 to 1.5 times net debt to EBITDA. Our financial position remains strong with ample liquidity and flexibility to manage through a variety of environments and continue executing on our strategic initiatives.

That is the end of our prepared remarks. Operator, we're ready to take questions. Thank you.
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QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] And our first question comes from the line of Craig Kennison with Baird. Go ahead please. Your line is open.
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Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
Hey, thanks for taking my question. Brian, starting with you, really impressive execution in a very dynamic quarter from a margin standpoint. Curious how should we think through Q3 EBIT margin in the balance of this year given what you're seeing on the demand side and how you've chosen to manage costs?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hey, Craig. A couple of things, I think, first of all, to start with SG&A, provided pretty good color around that within my prepared remarks. So, I think the one thing to look at then would be gross margins. And so, gross margins, all things considered for Q1, that's a pretty good gross margin for us. It certainly is on – is much higher than that for June.

I'm expecting that if you look at it year-over-year, we still have – we've got a lot of labor efficiencies first and foremost. Those are somewhere call it around an additional percentage point in gross margin. And then, you have operating leverage on our fixed cost at these kind of volumes. So, between the couple of those, at least – we've talked in the past about a 25%, 26% type gross margin, I think we're there and that's probably the low end of the range for Q3.
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Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
That's great. Thank you. And then, Jason, maybe just comment on your view of the RV market in particular, whether you think some of this incremental demand that has come in since the pandemic creates some sustainable growth or maybe some challenges next year, just try to comp all of it.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Well, in terms of the record demand, we're sitting in a spot where we're limited with respect to total capacity in the industry. We can't go out and build facilities quick enough. Obviously, dealer inventories are extremely low. The
OEMs are responding as quick as they can to – as well as the suppliers to meet the demand that we're seeing right now. So, I mean, given the post pandemic lifestyle and limited travel and vacation options out there, put us in a position for the foreseeable future, anyway people are going to make different decisions and just feels like it's got a pretty long runway. So, we're planting our feet right now and trying to figure out how we add second shifts, how we increase capacity where we can. We don't want to go out and buy a bunch of buildings and add capacity from a CapEx standpoint. We want to look at some of the options that we've got right now. And then the biggest challenges are going to be quality customer experience and sustain those things with all the flood of new buyers both on the marine and the RV side.
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Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
Great. Thank you.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thanks, Craig.
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Operator: Our next question comes from the line of Kathryn Thompson with Thompson Research Group. Go ahead please, your line is open.
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Brian Biros
Analyst, Thompson Research Group
Hey, good morning. This is actually Brian on for Kathryn. Thank you for taking my questions. I wanted to ask about, I guess, July trends. I know you said sales company wide up over 50% and the RV segment was up 17% I think, yeah, obviously impacted by the OEMs working through the holiday season as you guys mentioned. Do you have any sense of what those numbers might be on a kind of like-for-like basis excluding that holiday bump?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
I would look at a couple of different things, Brian. We're clearly talking about double-digit percentage type growth from July forward. I do think that – and Jason could probably add more color, but they have – by the end of July, their run rates have continued to expand slightly into August and September, and we expect that to hold true at least through the third quarter. So, I think to try to put it in terms of that you can use, maybe look at it in terms of daily wholesale shipments. It seems like these are levels comparable to back in 2017, the back half of that year. Those were some of the highest that our industry has ever turned in, and those seem to be pretty comparable to what we're experiencing today.
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Brian Biros
Analyst, Thompson Research Group
All right. Thank you. That's helpful. And [indiscernible] (00:25:41) the aftermarket segment, can you guys talk about maybe specific trends in July in that segment and how to think about margins for that segment in Q3?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, I think, so, for aftermarket, I mean as we've said, we even talked about it a little at the end of the first quarter, at that point in time, we knew how they performed during the month of April, gave pretty good color on that from at least an organic growth perspective during all of Q2, pretty fantastic results when you think about up 52% organically during the month of June.

I – that would – in a typical year, you would start to see that slow from that point forward. I think what we're certainly seeing within the CURT business and our existing aftermarket business is that it's going to run a little bit longer as the season has extended. But it should start to taper off definitely when you get into the later months of the year. But we're still – from an organic perspective, I'd say July is up over 40-plus percent.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Organic.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, organically. So, it's still performing and performing expected to continue with that pace during at least the third quarter. So, from a margin perspective, we've talked about CURT, which is a significant addition to our aftermarket segment. Originally, we talked about that margin being more comparable to our overall consolidated margins. But as you've heard me say a few times, we've certainly made tremendous progress on synergies, certainly looking at 2% to 3% of sales as opportunities, and I would tell you we're close to 2% already landed. So, we've progressed nicely working through the synergies, and still have a little bit more to go, but hopefully that gives you a little bit of color on margins there.
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Brian Biros
Analyst, Thompson Research Group
It does. Thank you.
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Operator: Your next question comes from the line of Scott Stember with C.L. King. Go ahead please. Your line is open.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Good morning, guys. Very nice quarter and thanks for taking my questions.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey, Scott.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hey, Scott.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Maybe just touching base again, you're kind of pinning the – some of the growth rates in the industry to back in 2017. Obviously, there's been some – a lot of capacity that's been added, but could you maybe just talk about as we approach those levels, go through it, what your expectations are from the industry being able to handle this kind of volume and plus on the labor side what you're seeing now and what you would expect to see as growth continues to accelerate?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. Sure. So, Scott, I think that you've got more capacity to access right now in the industry as a whole. Supply chain and labor are the bottlenecks right now. So, I think it's going to take a little bit of time for supply chains to get up to speed. If you recall, back in April, we were telling our supply chains to completely almost shut down and then say, hey, we're coming back at 50%, 60%. And then we turned around and needed more than 100% of pre- COVID levels toward the end of May.

So, supply chains are a little stressed right now and obviously Elkhart County, when this industry gets heated up, especially the record levels we're at today, we get to a position real quick where we're out of labor. So, you got those two things working against this but this industry is – it always finds a way with all of us being so close together and so tightly knit, we'll find ways to get through some of these challenges.

But I'd say over the next couple of months, the supply chains will heal up, labor will get a little bit better, we'll all get a little bit more resourceful, like I said in our prepared remarks, we're adding automation on a continuous basis on our end. Each one of those projects we do are continuous improvement projects, we do frees up team members that we can allocate toward other areas. So, I mean, we're trying to get creative on our end and hold job fairs and do some things where we're trying to bring people from the outside of the area into this business because there are a lot of areas in surrounding counties that have industries that aren't performing as well. So, that'd be the quick rundown there.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Got it. And you quickly talked about automation. Can you give us an update on the chassis automation project whether it's up and running, and when that will start to contribute to earnings?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Yeah. So, we started running production there a little bit earlier this year, and because it's such a big project, we're just working through the program debugging now. It is producing upwards of a couple of hundred beams a day for us. So, we need to get it to a much higher level than what it is today, but it's just one of those things where it's not a $1 million project. Obviously, some of those smaller projects we can implement and have product cranking to a smaller extent pretty quickly, but on the larger projects, they just take a little bit longer, but we're pleased with how it's progressing, and it's timely because it's going to help us add capacity in our chassis divisions in a short period of time.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Got it. That's all I have now. Thanks.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thanks, Scott.
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Operator: Our next question comes from the line of Fred Wightman with Wolfe Research. Go ahead please. Your line is open.
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Frederick Wightman
Analyst, Wolfe Research, LLC
Hey, guys. Good morning. Jason, you just mentioned the supply chain and labor were two of the bigger bottlenecks. But some other OEMs have talked about delivery and transportation challenges. So, I'm just wondering if that is still an issue and what you think that means for reported shipments for the industry over the next few months.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. I think that's a good comment. I mean it's certainly not one of our problems as a supplier but as an industry any time the industry ratchets up like this again, it's going to take a couple of months for them to allocate the resources that they need to deal with this record demand. So, it'll just take – it'll take a couple of months, but they'll eventually uncover the resources needed to be able to ship the units to dealers. And dealers are certainly motivated and incentivized because most of these are sold to help find opportunities where they can get creative and find new ways to get these units delivered to the customers quicker.
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Frederick Wightman
Analyst, Wolfe Research, LLC
Okay, great. And then you guys had mentioned some market share opportunities just given capacity challenges or ramping issues at your competitor. What segments specifically do you think you could see the biggest benefit?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Well, I don't want to give color to the segments, but there's a few big opportunities right now in the way some of our key components that – what we call our core components, where suppliers have just fallen down, and we've been able to pick up some pretty good market share in a short period of time. So, normally when things are busy like this, we don't rely on market share gains, and typically we're gaining a little bit of market share here and there, but we've had some pretty significant sizable pick-ups over the last few months where supply chains for our competition, even supplier peers and products we haven't been in especially on the aftermarket side, they'll call us up and say, as long as you can procure this component, we're buyers. So, both aftermarket and OEM, we've seen some pretty good movement there.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
And I would add to that. You just think about our towable content per unit, we've been guiding the 3% to 5%
growth for a while, and certainly during this pandemic, we've seen a strong shift towards entry-level product and we're still turning in 4% year-over-year growth on a trailing 12-month basis. So, I think there's an opportunity for that to continue to run here in future quarters.
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Frederick Wightman
Analyst, Wolfe Research, LLC
Great. Thanks, guys.
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Operator: Our next question comes from the line of Bret Jordan with Jefferies. Go ahead please. Your line is open.
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Mark Jordan
Analyst, Jefferies LLC
Good morning, this is Mark Jordan on for Bret. Just thinking about the adjacent OEMs, it looks like the RV OEM has seen some really strong demand. But I'm wondering if you can talk about the current trends among the different adjacent OEMs.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Sure. Well, to start with marine, on the marine side of the business that we're seeing just as strong and all-time record demand. We've checked a lot of our touch points there with dealers and OEMs recently and they're stretching capacity and experiencing supply chain and labor issues much like the RV industry is. So, we're ramping up capacity and second shifts in the marine area.

And then Europe's a little bit slower right now to come back. They didn't – the consumers didn't get all the financial help that the Americans received from the government. So, a little bit slower to come back there, but things, the demographics still look the same for RV marine.

And we talked a little bit about the aftermarket. The channels there are super strong. The CURT business that we
– the CURT Group business that we picked up earlier in the year, I mean you look at record outdoor demand for outdoor products. They supply a lot of hitches. And if you paid attention to bicycle, the bicycle industry and everything else, outdoors, a lot of that stuff is going to be carried around, it needs a hitch. So, you got a lot of first- time buyers of hitches for cars and SUVs and trucks.

And then, you look at some of the commercial businesses we're in. You look at buses, the housing industry, they're not flat, but they're not up nearly as much as what some of the other outdoor leisure segments are for us. And then, if you look at cargo trailers, which is a significant part of our business, that's significantly up whether it's landscape trailers or cargo trailers, equestrian trailers, things like that. We're seeing those businesses up and the components that we supply to that, that industry is doing really well for us right now. So, that kind of covers most of the adjacencies there. Still there?
...

Mark Jordan
Analyst, Jefferies LLC
Great. Yeah. Sorry. And just thinking real quick about the CURT Group, I know there's strong demand for the towing products, but one of the things I didn't hear, discretionary products such as the truck accessories, they are doing pretty well right now. Is that – do you see strength across both the towing products and the truck accessories business?
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. Truck accessory business is doing fine. Again, it's not up as much as some of our outdoor and leisure areas, but it's up. So, there's a lot of products in that area that are doing well. And you look at bike racks too, I mean CURT supplies a lot of bike racks and with bicycles in record demand, we've got situation where we can't keep stores full of the bike racks that we make, so.
...

Mark Jordan
Analyst, Jefferies LLC
Okay. Great. Thank you very much for taking my questions.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thanks, Mark.
...

Operator: [Operator Instructions] Our next question comes from the line of Shawn Collins with Citigroup. Go ahead please, your line is open.
...

Shawn Collins
Analyst, Citi Research
Hey, great. Thank you. Good morning, Jason and Brian. I hope you're well.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good morning.

...

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hi, Shawn.
...

Shawn Collins
Analyst, Citi Research
Hey. I wanted to circle back and ask about labor again. You obviously talked about the constraints there in second shifts and whatnot. I wasn't covering the sector in 2017-2018, but could you compare this period of constraints and how you're dealing with it compared to the late 2017-2018 period please? Thank you.
...

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah I wouldn't – I don't think we're at that point yet. We're certainly hearing of a little bit of wage pressure out there. We've put on two, maybe three now job fairs ourselves of which we've been pretty successful in obtaining team members. So, we've had a lot of success in adding team members. I don't think we've seen the inflation that we were seeing back in – during that time period yet. There's still time for that to occur, and I think we're watching that closely. But at this point, we haven't experienced the same level of issue that we had back then.
...

Shawn Collins
Analyst, Citi Research
Okay, great. That's helpful. Thank you, Brian. And just my second question, if I could ask, about the M&A environment. You guys are obviously very experienced acquirers. This is obviously a very unique different environment. So, I'm just wondering what you're seeing in terms of M&A. In terms of communication, are you seeing less frequent dialog because of this unique environment, or are you possibly seeing greater dialog and greater opportunities because of the uncertain future kind of that people are now dealing with in the future? So, any commentary around that would be helpful. Thank you.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. Sure. So, we had a record $575 million in acquisitions last year. So, we've planned on – even pre-COVID, we planned on spending a large majority of this year digesting the acquisitions that we made last year. That said, April and May were obviously pretty quiet with respect to pipeline activity and acquisition conversations. But, if you – over the 65 or so, we've done since I've been here, I'd tell you that we do mostly how we acquire businesses as we go, approach businesses that are of real interest and strategic interest to us. So, we don't wait for brokers to bring us deals. We look for strategic fits and try to go have those conversations.

And we started to continue to do that in June after kind of being quiet for a couple of months prior. But there's a lot of good conversations right now. And before, we were just looking at purely strategic, lot of businesses outside our core RV business, but today we got to consider capacity constraints. There is going to be product lines out there, components that our customers badly need that they're not getting from suppliers that are doing a very good job. So, we'll be looking at companies from that aspect both on the marine and the RV side. So, while we've been quiet on RV the last couple of years, you could see that activity pick up, but certainly we're staying active outside of RV and continuing our diversification strategy where we're trying to get 60% of our sales outside of RV by 2022.
...

Shawn Collins
Analyst, Citi Research
Okay. Great, that's helpful commentary, I appreciate it.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Sure.
...

Operator: Our next question comes from the line of Brandon Rollé with Northcoast Research. Go ahead please. Your line is open.
...

Brandon Rollé
Analyst, Northcoast Research Partners LLC
Good morning. Thank you for taking my questions.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey, Brandon.
...

Brandon Rollé
Analyst, Northcoast Research Partners LLC
Hey, how are you doing? First, could you comment on the used inventory environment or capacity there within the RV and boat industries? And as a follow-up, I was also hoping you could comment on the potential impact of retail shows closing down or how minimal of a impact it would be for both the RV and boat industries? I saw the Hershey RV show was already canceled, and maybe if there's any implications for Open House as well. Thank you.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah, I think there's a handful of things going on with respect to the comments you just made with. To start with the retail shows, we don't expect much of that to happen. But again, the dealers have more sales than they know what to do with right now. They just need to work on getting units, getting in PDI and getting to the customers and really ensuring that the customers especially with a lot of – the record new buyers that – they're off to a good start with respect to their experience in the RV.

So, retail shows, we don't expect much out of. As far as the Open House goes, same thing. That's likely – it's largely not going to happen, but we have heard that some of the bigger dealers are coming to town and having some private showings with some of the product lines at the OEMs. But what I would say is that – and this is good for the industry in terms of keeping us going at a fast clip right now.

We don't see a lot of the typical model year changes and product changes that we would typically see and that slows us down a lot because we almost have to stop for a month. That's why August is traditionally slow. We're doing a lot of model change, change over activity, prototyping and things like that, getting ready for the new products showing in September. So, with the large part of that not happening, we're able to run August at a pretty good rate with high volumes.

So, the bad news is Open House isn't happening. The good news is that there's plenty of orders out there and we're going to use that ability to not have to stop and run prototypes every day at all of our facilities to just run more volume for the OEMs at kind of last year's product designs.
...

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
And Brandon, the first part of your question on used, I'd – from our touch points, there isn't much in the way of used product out there. So, you're not – I mean there's been such a tremendous shift towards first-time buyers. So, you're not getting trade-ins and it's basically non-existent.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. I think, at the end of the day, there's a lot of things we're not going to be able to figure out from some of the numbers and feedback coming through, but I think we're – we think that the retail number is going to be over 475. We think that the registrations are going to be very clouded for the rest of the year. Some states have closed DMVs and people aren't getting the registrations at all timely. I'm talking months behind when they actually buy the unit. So, I caution you to kind of pay attention to how low the inventory is out there and what the industry is running at versus what we're actually hearing back from real retail registration numbers that are coming through the DMV.
...

Brandon Rollé
Analyst, Northcoast Research Partners LLC
Okay. Great.
...

Operator: Our next question comes from the line of Steve O'Hara with Sidoti & Company. Go ahead please. Your line is open.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Hi. Good morning. Thanks for taking my questions.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey, Steve.
...

Brian Michael Hall

Executive Vice President & Chief Financial Officer, LCI Industries
Hey.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Hi. Just – I guess I mean you kind of touched on it in the last question but based on your expectations around retail and wholesale, could you talk about what that implies dealer inventories end the year at? And then do you see them being more comfortable holding more inventory kind of going into the winter than last year? And I mean obviously dealers are pretty, I'm sure pretty bullish right now but maybe as things start to slowdown in the fall and winter, maybe they'll get a little – a more concerned with what the economy looks like?
...

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. Steve I think that what we're expecting based on the retail number that Jason threw out and kind of what we've talked about from a wholesale perspective, I would expect us to end this year still down from an inventory perspective, OEMs will remain ramped up to try to bridge that gap that's there. So, during the late fall and winter when retail slows down, there will be some chance to build that back up. But based on capacity constraints et cetera, I think at end of the year, it could be 35,000, 40,000 units additionally in the hole from where we started the year. So, I would see – I would expect that to continue to carry into the first quarter as they try to ramp up and build inventories for next year selling season.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. That's helpful. And then just on maybe backlogs right now. Can you just talk about how far OEM backlogs are and how far they go out right now? I'm not sure how much – how quick...
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Sure.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
...how much clarity you have on that? But, thanks.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Well, it's all anecdotal at this point in time, just using our OEM touch points and what they're telling us. But I mean you can – we've got some brands that are out easily a few months, and some that are out seven. So, if you think about going into a dealership right now and ordering an RV and they tell you that it's going to be March. I mean, it tells you how sizable the demand level is. I mean – so – and we'll work through that and get some of those backlogs down as we all ramp up capacity. But all the suppliers need to get up to speed and get some second shifts running, get their supply chains up, get labor where it needs to be as do the OEMs. And it's a really good position for us to be in obviously.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. And then maybe just lastly on labor, I mean I think in 2017, 2018, labor really started to hit the industry hard in terms of inflation. I mean would it be different this time just because of job losses kind of across the board in other industries, and there should be a bigger pool available to you guys in the industry in the regions you're in or maybe the economies in those areas are more hit as hard as New York City so to speak?
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So, certainly this area is hard hit because 40% of the economy is marine and RV production. So, we're pulling all the labor we possibly can that's available in this area for these specific skilled industry jobs. As a component supplier, it's a little bit easier for us to work outside of the Elkhart County range. I mean obviously, we've got 40 or so facilities, 50 or so facilities outside of Elkhart County. So, we can utilize some of those areas. And some of those areas are in labor markets that have been impacted the opposite way Elkhart County has. So, we're looking at all those options and that's – it's going to be helpful to us in the long run as we continue to design a capacity strategy to deal with the record demand here.
...

Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. Thank you very much.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah.
...

Operator: And there are no further questions at this time. I'd like to turn the call back over to Jason for some closing remarks.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Well, everybody, we appreciate everybody tuning in on this conference call. Obviously, it's exciting times for us and especially the next couple of quarters look great. But it's setting us up for a fantastic 2021. We're excited to report next quarter's earnings. See you in a quarter. Thank you.
...

Operator: Ladies and gentlemen, this concludes today's conference call. You may now disconnect.

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The audio events contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this audio events that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, liquidity, consumer demand, integration of acquisitions, R&D investments, and resumption or suspension of normal operations, whenever they occur in this audio events are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this audio events, the impacts of COVID-19, or other future pandemics, on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this audio events are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.